    Exhibit 10.1

EMPLOYER:     Couchbase Limited

ADDRESS:    11-21 Paul Street
London
EC2A 4JU
UK

EMPLOYEE:    Huw Owen (“you”)

ADDRESS:    ****

EMPLOYMENT AGREEMENT (“AGREEMENT”)
This Agreement is entered into between you and Couchbase Limited (the “Company”) effective as of June 8, 2022 (the “Effective Date”) to confirm the terms and conditions of your employment with the Company as of the Effective Date. This Agreement supersedes and replaces any and all employment terms, compensation or benefits you may have had or to which you may have been entitled prior to the Effective Date whether verbal or in writing.

1.Start Date
Your employment began on 17 September 2018 and your continuity of employment from such start date shall not be disrupted by this Agreement.

2.Title of Employment
As of the Effective Date, your title of employment is Senior Vice President, Chief Revenue Officer. You will report directly to Matt Cain, Chief Executive Officer (“Manager”). You will perform the duties and responsibilities customary for such position and such other related duties as are lawfully assigned by the Chief Executive Officer. By signing this Agreement, you confirm that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

3.Place of Employment
Your normal place of work is your home office. However, you agree that you will work at any other site or establishment of the Company throughout the UK or abroad and that you will undertake such reasonable travel both within and outside the United Kingdom as may be necessary for the proper performance of your duties. You also agree that you will make visits to clients or suppliers of the Company as may be required. If you work from home, you will comply with the Company’s policies on home-working, data security and health and safety.

4.Remuneration
Base Salary. As of the Effective Date, your annual salary will be £365,000, less any applicable deductions and withholdings, and payable in accordance with the Company’s then current standard payroll schedule. This salary will be subject to review and adjustment from time to time by the Board of Directors (“Board”) of Couchbase, Inc., the parent company of the Couchbase Limited (collectively, “Couchbase”) or its Compensation Committee (the “Committee”), as applicable, in its sole discretion and subject to any notice or process required by applicable local law.
Annual Bonus. For Couchbase’s 2023 fiscal year, you will have the opportunity to earn a target annual cash bonus equal to 85% of your annual salary less any applicable deductions and withholdings based on achieving performance objectives established by the Board or Committee, as applicable, in its sole discretion and payable upon achievement of those objectives as determined by the Committee. Unless determined otherwise by the Board or Committee, as applicable, any such bonus will be pro-rated based on the Effective Date and subject to your continued employment through and until the date of payment. Your annual bonus opportunity and the applicable terms and conditions may be adjusted from time to time by our Board or Committee, as applicable, in its sole discretion

Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements that Couchbase Inc. may have in effect from time to time. The Board or Committee, as applicable, will determine in its sole discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time. Your equity awards outstanding as of the Effective Date will continue in effect on their existing terms.

Travel reimbursement. You will be eligible for reimbursement up to USD $20,000 annually for reasonable travel and accommodation expenses for you (to the extent over the limits of the Company’s travel and expense policies) and your family, in connection with working from our headquarters in California, USA. This amount will be grossed up for applicable taxes.

5.Hours
Your normal hours of work are as follows:     9:00am to 6:00pm on Monday to Thursday
    9:00am to 5:30pm on Friday
    Unpaid lunch break of up to 60 minutes each day.

You will be requested to work as and when necessary to meet the requirements of the Company. It is expected that you will be able to finish your work within your normal hours. However, you may be required to work additional hours without further pay if it is necessary for the proper performance of your duties. The Company reserves the right to vary your hours in order to meet the needs of the business.

You previously decided to opt-out of the provisions of the Working Time Regulations 1998 relating to hours of work and have completed a form and returned it to the Company. By signing this agreement, you confirm that such opt-out form signed by you continues to be accurate and in force.

Employees may, at their Manager’s discretion, be granted time off in lieu only where they have:

(1)worked the equivalent of a full day in a public holiday in addition to any hours which qualify for overtime;
(2)undertaken travel in excess of their normal travel to work of 3 hours or more in a single day; or
(3)been required to undertake work or attendance at an approved conference during the weekend.

The time that you may take off must be approved by your Manager and is based on actual hours worked.

6.Holidays
You are entitled 25 days of paid holidays in the holiday year (1 January to 31 December), in addition to all bank/public holidays in England and Wales that fall on a day you are normally scheduled to work. This entitlement will be calculated on a pro rata basis for part time employees.

Rules as to holidays and holiday pay are set out in the employee handbook, referred to as the Couchbook (“Employee Handbook”).

On the termination of your employment (for any reason other than gross misconduct) you shall be entitled to pay in lieu for holiday entitlement accrued but untaken at the termination date, and in the alternative you shall be required to repay to the Company any holiday taken in excess of the entitlement accrued at the date of termination, in both cases based on a daily rate of 1/260th of your basic salary. The Company may require you to take any accrued but unused holiday entitlement during your notice period if either party has served notice to terminate this Agreement. If your employment is terminated for gross misconduct (warranting summary dismissal without notice or payment in lieu of notice) the Company may at its discretion pay you up to a maximum of five days’ accrued untaken holiday pay.

7.Incapacity Due to Sickness or Injury and Absence from Work
Rules relating to absence due to sickness and injury (including provisions relating to sick pay) are set out in the Employee Handbook.

Subject to complying with the rules on absence and the conditions in the Employee Handbook, if you are prevented from performing your duties through illness, accident or other such incapacity you shall be entitled to receive Statutory Sick Pay (SSP) under relevant legislation. Please see the Employee Handbook for further details about sick pay.

You agree to notify the Company promptly about your absence for any illness, accident or other incapacity (including as provided for in the Employee Handbook) and comply with the requirements set out in the Employee Handbook. Payment of any sick pay is conditional upon your compliance with these conditions.

8.Pensions
The Company operates a pension scheme in compliance with the employer pension duties in accordance with Part 1 of the Pensions Act 2008 (the “Pension Scheme”).  Full details of the Pension Scheme and the terms of your membership of it will be provided upon starting employment.

Subject to satisfying the entry requirements, you shall be enrolled in the Pension Scheme with the Company making contributions into it for you. You agree, as a condition of this Agreement, that when necessary you shall also pay contributions into the Pension Scheme by way of deductions from your salary both as required by applicable law and at rates set by the Company.

Your membership of the Pension Scheme will be subject to the rules of the Pension Scheme and the Company reserves the right to amend the Pension Scheme or use an alternative provider at any time on giving notice to you.  Under the rules of the Pension Scheme you also have cancellation rights, which are set out in the Pension Scheme documentation that will be provided to you, and which you should review.

9.Notice and Severance
Subject to the terms of this Agreement, your employment may be terminated by either party giving at least the period of prior written notice as set out below:

You must give the Company a minimum of six (6) months’ prior written notice.

The Company must give you six (6) months’ prior written notice.

The Company may, in its sole and absolute discretion, terminate this Agreement and your employment at any time with immediate effect by notifying you that it is exercising its right under this Clause and that it will make a payment in lieu of notice (“Payment In Lieu”) which shall be comprised of basic salary only (excluding all benefits, commission, holiday pay or bonus) to which you would have been entitled to receive during the notice period or remainder thereof.
As of the Effective Date, you will be eligible to enter into, and participate in, Couchbase’s Change in Control and Severance Policy (the “CIC/Severance Policy”) with the benefits applicable to you based on your position within the Company. The CIC/Severance Policy and the participation agreement under the CIC/Severance Policy that you signed at the same time as this letter specify the severance payments and benefits you may become entitled to receive in connection with certain qualifying terminations of your employment with the Company. The protections under the CIC/Severance Policy supersede all other severance payments and benefits to which you otherwise may be entitled, or may become entitled in the future, under any plan, program or policy that the Company may have in effect from time to time, including any Payment In Lieu to the extent legally permitted. For purposes of clarification, any severance benefits or arrangements that may have applied to you before the Effective Date no longer will apply and you will have no rights or entitlements under any such plans, programs, agreements or arrangements.
10.Summary Termination
Notwithstanding Clause 9, the Company may at any time terminate your employment immediately without notice or payment in lieu of notice (and with no liability to make any further payment to you except for monies due and owing at the date of termination), without prejudice to any rights or claims which it may have against you, if at any time you:

(1)commit serious misconduct or any serious or repeated breach or non-observance of any of the provisions of this Agreement or Company policies (including regarding use of the electronic communications systems) or if you refuse or neglect to comply with any reasonable and lawful directions of the Company;
(2)commit an act of bullying, harassment, discrimination or retaliation;
(3)in the reasonable opinion of the Company, willfully neglect to perform or prove to be incapable of properly performing your duties (otherwise than as a result of illness, accident or other such incapacity);
(4)commit any act of fraud or dishonesty (whether or not connected with your employment) which may bring the Company or any Group Company into disrepute or is materially adverse to their interests;
(5)become bankrupt, compound with your creditors, suffer execution against your effects or have an Administration Order made against you;
(6)are charged with any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed);
(7)cease to be eligible to work in the United Kingdom,
(8)commit a serious data security breach or breach which is notifiable to the Information Commissioner’s Office; or
(9)commit a breach of or fail to observe the Company’s rules on compliance, and anti-bribery and anti-corruption.

The rights of the Company under this Clause are without prejudice to any other rights that it might have at law to terminate your employment or to accept any breach of this Agreement by you as having brought this Agreement to an end. Any delay by the Company in exercising any of its rights to terminate shall not constitute a waiver thereof.

11.Garden leave/suspension
The Company shall be under no obligation to provide any work for you and may at any time suspend you from the performance of your duties or require you not to attend for work, including to investigate a disciplinary matter (suspension) or during any notice period (garden leave). You will continue to receive your basic salary and benefits, but you will not be entitled to be compensated for any bonus or commission which you are prevented from earning during any such suspension or exclusion.

During any such period you: shall ensure that your Manager knows where you will be and how you can be contacted during each working day (except during any periods taken as holiday in the usual way); shall not enter any Company or Group Company premises; may be required to carry out alternative duties or to only perform such specific duties as are expressly assigned to you at such location (including your home) as the Company may decide; shall not be permitted to work for or provide services to any third party without the prior written consent of the Company; shall remain an employee of the Company and bound by the terms of this Agreement; shall not contact or deal with (or attempt to contact or deal with) any actual or prospective client, customer, supplier, agent, intermediary, officer, employee, consultant or other business contact of the Company or any Group Company.

12.Disciplinary and Grievance Procedures
The Company’s UK Grievance and Disciplinary Policies are shown in the Employee Handbook, including details of to whom to lodge a grievance or disciplinary appeal. It is your responsibility to familiarise yourself with these. These procedures are non-contractual and do not form part of your terms and conditions of employment.

13.Collective Agreements
There are no collective agreements that directly affect the terms and conditions of your employment.

14.Deduction From Wages
The Company reserves the right, at its absolute discretion, to deduct from your pay any sums which you may owe to the Company. Circumstances in which deductions may be made by the Company include: any repayment of salary, commission or bonus; any overpayments of salary, commission (including commission advance) or bonus; relocation reimbursements, excess holiday or loans made to you by the Company, or losses suffered by the Company as a result of your negligence or breach of Company rules; reimbursement of training fees, costs relating to equipment or devices damaged or not returned by you, and losses suffered by your negligence or breach of Company rules.
15.Restrictions and other obligations
Your employment is subject to and conditional upon the confidentiality and intellectual property obligations and post-termination restrictions set out in Schedule 1 - Proprietary Information and Inventions Agreement (“PIIA Schedule”) of this Agreement, and by executing this Agreement you agree to the terms of that PIIA Schedule.

You also agree to comply with all relevant Company policies and procedures available in the Employee Handbook.
16.Data Protection
You shall comply with the Company's data protection policy from time to time in force when processing personal data in the course of employment including personal data relating to any employee, customer, client, supplier or agent of the Company or any Group Company. You consent to the Company or any Group Company processing data relating to you for legal, personnel, administrative and management purposes and business purposes for compliance with applicable procedures, laws and regulations and for other legitimate purposes. You will have received a Personal Information Privacy Notice with further details of how the Company processes your personal data, and you will comply with that Personal Information Privacy Notice and Data Storage Policy when processing the data of others.

The Company may make such information available to any Group Company, those who provide products or services to the Company or any Group Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or the business in which you work. You consent to the transfer of such information to any Group Company and the Company's and any Group Company's business contacts outside the United Kingdom in order to further its or their business interests, even where the country or territory in question does not maintain adequate data protection standards.
17.Definitions
In this Agreement, “Group Company” means the Company, its subsidiaries, affiliates, or parent/holding companies from time to time and any subsidiary/affiliate of any such parent/holding company from time to time, each defined under Part 11 of the Companies Act 2006, or any company where not less than 25% of its ordinary share capital is owned by the Company, and Group Company shall specifically include but not be limited to Couchbase, Inc. and all companies in the Couchbase, Inc. group of companies.
18.Changes to Your Employment Agreement
The Schedules to this Agreement form part of and are incorporated into this Agreement. The headings in this Agreement are inserted for convenience only and shall not affect its constitution. No person other than a party to this Agreement may enforce any of its terms.

This Agreement may be modified only by a written agreement signed by you and a duly authorised representative of the Company.

The performance of the terms and conditions of this Agreement shall be governed by and construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts for the determination of all disputes or claims which may arise out of or in connection with this Agreement.

IN WITNESS WHEREOF the Company has executed this Agreement as a deed under the hand of its duly authorised representative and you have executed this Agreement as a deed, which deed is delivered and takes effect on the date on which it has been executed by both parties.

Executed by Matt Cain an Authorized Signatory for and on behalf of Couchbase Limited, and delivered on the date on which it was executed:	)
	)	/s/ Matt Cain
	)	Name: Matt Cain
Authorized Signatory

June 5, 2022
Date

In the presence of (witness):
Signature	/s/ Fiona Owen
Name	Fiona Owen
Address	*****
*****

Occupation	Corporate Finance

Executed as a deed by the said Huw Owen, and delivered on the date on which it was executed:	)
	)	/s/ Huw Owen
	)	Huw Owen, Employee

June 5, 2022
Date

In the presence of (witness):
Signature	/s/ Margaret Chow
Name	Margaret Chow
Address	3250 Olcott St
Santa Clara, CA 95054
USA

Occupation	SVP, Chief Legal Officer and Corp. Secretary